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                                                                    Exhibit 99.1

[LOGO]


FOR IMMEDIATE RELEASE

CONTACT: Michael Shea, CFO                          Lauren Felice
         David Reingold, Senior Vice President,     RF Binder Partners
           Marketing, IR
         Computer Horizons Corp.                    (212) 994-7541
         (973) 299-4000                             lauren.felice@rfbinder.com
                                                    --------------------------
         mshea@computerhorizons.com
         dreingol@computerhorizons.com              Steve Frankel/Carina Thate
         -----------------------------              Abernathy MacGregor Group
                                                    (212) 371-5999

             AQUENT DEFERS MEETING SCHEDULED WITH COMPUTER HORIZONS
                                    FOR TODAY

Mountain Lakes, NJ, August 1, 2003 -- Computer Horizons Corp. (Nasdaq: CHRZ), a strategic human capital management and professional services company, today announced that Aquent LLC deferred its meeting scheduled for 10 a.m. today between the managements of the two companies.

Earlier this week, when Computer Horizons announced its second quarter 2003 financial results, the Company informed its shareholders that the Board and management had agreed to meet with Aquent Chairman and CEO John Chuang in early August to discuss Aquent's purported $5 per share proposal for Computer Horizons and its financing commitments. However, last night Aquent informed Computer Horizons that it wished to defer the meeting and did not set a clear date for when it would like it to be rescheduled.

"We believe this delay is further indication of our concern that Aquent does not have the ability to finance its highly conditional proposal," said William J. Murphy, president and chief executive officer of Computer Horizons. "We continue to view Aquent's intentions as hostile, but in the interests of our shareholders, we agreed to meet with Mr. Chuang in order to gain additional information regarding the merits of his proposal. We have seen little evidence to date that Aquent has the financial resources and genuine intent to consummate a transaction at that price, let alone at a valuation that our Board would deem to be more attractive and in our shareholders' best interests."


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In a letter to Computer Horizons, Aquent cited as a reason for its postponement of the meeting that it wants to review additional, non-public financial information about RGII, a company Computer Horizons acquired on July 8. Computer Horizons has already discussed the acquisition of RGII at length in two conference calls and two press releases, first when the acquisition was announced and again when Computer Horizons released its second quarter 2003 financial results. The SEC requires companies to file historical and pro forma financial data related to acquisitions within 75 days of the transaction's closing. This time period is provided so that companies can work with their auditors and appraisers to prepare pro forma data and evaluate goodwill and other intangible assets. This process is currently under way and upon completion the related historical and pro forma information will be filed within applicable SEC guidelines.

Mr. Murphy continued, "We will not allow this situation to distract us. We continue to believe the best opportunity to enhance shareholder value is the execution of our strategic business plan. We are transitioning to a greater focus on our higher-margin businesses, as demonstrated by our recent acquisition of RGII in the federal government IT space."

ABOUT COMPUTER HORIZONS CORP.
Computer Horizons Corp. (Nasdaq: CHRZ) is a strategic solutions, and professional services company with more than thirty years of experience, specifically in information technology. The Company provides its services to a multi-national audience through its "bestshore" delivery centers located globally, and enabling its Fortune 2000 customer base to maximize technology investments. With the acquisition of RGII Technologies, Inc., CHC has expanded its government practice to include the Federal government sector, a growing market, in addition to various other vertical markets it serves, such as healthcare, insurance and financial services. CHC's wholly owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise's business functions. For more information on Computer Horizons, please visit our Web site at www.computerhorizons.com.

EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE "FORWARD-LOOKING STATEMENTS" (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT--INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO

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CONTRACT AWARDS, SERVICE OFFERINGS, MARKET OPPORTUNITIES, RESULTS, PERFORMANCE
EXPECTATIONS, EXPECTATIONS OF COST SAVINGS, OR PROCEEDS FROM SALE OF CERTAIN OPERATIONS--MAY NOT MATERIALIZE.

ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE ABOVE FACTORS, OTHER IMPORTANT FACTORS INCLUDE THE RISKS ASSOCIATED WITH UNFORESEEN TECHNICAL DIFFICULTIES, THE ABILITY TO MEET CUSTOMER REQUIREMENTS, MARKET ACCEPTANCE OF SERVICE OFFERINGS, CHANGES IN TECHNOLOGY AND STANDARDS, THE ABILITY TO COMPLETE COST-REDUCTION INITIATIVES, THE ABILITY TO EXECUTE THE SALE OF CERTAIN OPERATIONS OR OTHER INITIATIVES, DEPENDENCIES ON KEY EMPLOYEES, CUSTOMER SATISFACTION, AVAILABILITY OF TECHNICAL TALENT, DEPENDENCIES ON CERTAIN TECHNOLOGIES, DELAYS, MARKET ACCEPTANCE AND COMPETITION, AS WELL AS OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES EXCHANGE COMMISSION, PRESS RELEASES, AND OTHER COMMUNICATIONS.



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